Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet as of April 2, 2006, the unaudited pro forma condensed combined statement of operations for the three months ended April 2, 2006 and the unaudited proforma condensed combined statement of operations for the year ended December 31, 2005, are based on historical financial statements of PMC-Sierra, Inc. (“PMC”). The unaudited pro forma financial statements give effect to PMC’s acquisition of Passave Inc. (“Passave”) on May 4, 2006, and the Storage Semiconductor Business (the “SSB”) from Avago Technologies Pte. Limited on February 28, 2006. The unaudited pro forma condensed combined financial statements are presented as if the acquisition of Passave had occurred as of April 2, 2006 for pro forma balance sheet purposes and as if the acquisitions of Passave and the Storage Semiconductor Business had occurred as of the first day of fiscal 2005 for pro forma statement of operations purposes.

Each of these acquisitions has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated preliminary purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets acquired in connection with the acquisition, based on their estimated fair values. Management has made a preliminary allocation of the purchase price based on various preliminary estimates of fair value. Final purchase price adjustments may vary materially from the pro forma adjustments presented herein.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and do not include the realization of cost savings from operating efficiencies, revenue synergies or other costs expected to result from the acquisition. The unaudited pro forma condensed combined financial statements are therefore not necessarily indicative of the condensed consolidated financial position or results of operation in future periods that would actually have been realized had PMC, Passave, and SSB been a combined company during the specified period.

The pro forma adjustments are based on preliminary information available at the time of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with PMC’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2005, its Quarterly Report on Form 10-Q for the three months ended April 2, 2006, Passave’s historical consolidated Financial Statements included in PMC’s Current Report on Form 8-K filed with the Securities Exchange Commission on May 4, 2006, Passave’s historical unaudited consolidated financial statements included in this Current Report as Exhibit 99.1, and the Audited Combined Statements of Assets Sold and Liabilities Transferred and Combined Statements of Revenues and Operating Expenses of the Storage Semiconductor Business Historical Financial Statements included in PMC’s Current Report on Form 8-K/A Filed with the Securities Exchange Commission on March 14, 2006.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As at April 2, 2006

(in thousands)

	Historical PMC	Historical Passave (Note 1)	Pro Forma Adjustments (Note 3)		Pro Forma Combined
ASSETS:
Current assets:
Cash and short-term investments	$202,603	$18,769	$—		$221,372
Accounts receivable, net	45,038	4,872	—		49,910
Inventories, net	25,603	621	2,551	(a)	28,775
Prepaid expenses and other current assets	31,835	1,606	(115	)(a)	33,326

Total current assets	305,079	25,868	2,436		333,383

Other investments and assets	11,852	1,616	(392	)(a)	13,076
Property and equipment, net	18,324	3,031	—		21,355
Goodwill	246,261	—	146,220	(b)	392,481
Intangible assets, net	170,708	—	82,500	(c)	253,208
Deposits for wafer fabrication capacity	5,145	—	—		5,145

	$757,369	$30,515	$230,764		$1,018,648

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$26,800	$5,776	$—		$32,576
Accrued liabilities	49,114	8,682	2,950	(d)	60,746
Income taxes payable	40,118	350	—		40,468
Accrued restructuring costs	12,100	—	—		12,100
Deferred income	12,212	—	—		12,212

Total current liabilities	140,344	14,808	2,950		158,102

2.25% Senior convertible notes due October 15, 2025	225,000	—	—		225,000
Other long-term liabilities	—	892	—		892
Deferred taxes and other tax liabilities	29,090	333	8,250	(a)	37,673

PMC special shares convertible into 2,180 (2005 - 2,459)	2,830	—	—		2,830
shares of common stock

Stockholders’ equity
Preferred stock	—	1	(1	)(f)	—
Capital stock and additional paid in capital	940,267	15,643	238,903	(f)	1,194,813
Accumulated other comprehensive income	902	—	—	(f)	902
Accumulated deficit	(581,064)	(1,162)	(19,338	)(e), (f)	(601,564)

Total stockholders’ equity	360,105	14,482	219,564		594,151

	$757,369	$30,515	$230,764		$1,018,648

See Notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Three Months Ended April 2, 2006

(in thousands, except for per share amounts)

	Historical PMC	Historical Passave (Note 1)	Pro Forma Adjustments (Note 3)		Pro Forma Combined
Net revenues	$87,781	$14,203	$—		$101,984

Cost of revenues	26,625	6,677	35	(g)	33,337

Gross profit	61,156	7,526	(35)		68,647

Other costs and expenses:
Research and development	33,749	4,909	2,497	(g)	41,155
Selling, general and administrative	19,593	2,627	2,851	(g)	25,071
Amortization of purchased intangible assets	2,110	—	5,406	(c)	7,516
In-process research and development	14,800	—	—		14,800
Restructuring costs and other charges	(738)	—	—		(738)
Costs related to aborted Initial public offering and transaction related costs	—	4,881	—		4,881

Loss from operations	(8,358)	(4,891)	(10,789)		(24,038)

Other income (expense):
Interest income, net	3,566	160	—		3,726
Foreign exchange loss	13	9	—		22
Amortization of debt issue costs and loss on extinguishment of debt	(242)	—	—		(242)
Gain on sale of investments	1,849	—	—		1,849

Loss before provision for income taxes	(3,172)	(4,722)	(10,789)		(18,683)

(Provision for) recovery of income taxes	(11,161)	(148)	531	(a)	(10,778)

Net loss	$(14,333)	$(4,870)	$(10,258)		$(29,461)

Net loss per common share - basic and diluted	$(0.08)				$(0.14)

Shares used in per share calculation - basic and diluted	187,218		19,851	(f)	207,069

See Notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2005

(in thousands, except for per share amounts)

	Historical PMC	Storage Semiconductor Business (Note 2)			Passave (Note 1)			Pro Forma Combined
		Historical	Pro Forma Adjustments (Note 3)		Historical	Pro Forma Adjustments (Note 3)
Net revenues	$291,411	$111,822	$—		$43,154	$—		$446,387

Cost of revenues	80,963	39,483	217	(i)	17,561	92	(g)	138,316

Gross profit	210,448	72,339	(217)		25,593	(92)		308,071

Other costs and expenses:
Research and development, net	118,720	38,640	180	(i)	14,177	8,623	(g)	180,340
Selling, general and administrative	56,063	21,953	—		10,153		8,680(g)	96,849
Amortization of deferred stock compensation	215	—	—		—	—		215
Amortization of purchased intangible assets	—	—	18,838	(h)	—	21,225	(c)	40,063
Restructuring costs and other charges	13,833	—	—		—	—		13,833
Costs related to aborted Initial public offering	—	—	—		1,110	—		1,110

Income (loss) from operations	21,617	11,746	(19,235)		153	(38,620)		(24,339)

Other income (expense):
Interest income, net	12,106	—	(6,512	)(j)	396	—		5,990
Foreign exchange loss	(3,259)	—	—		(4)	—		(3,263)
Amortization of debt issue costs and loss on extinguishment of debt	(1,809)	—	—		—	—		(1,809)
Gain on sale of investments	1,439	—	—		—	—		1,439

Income (loss) before provision for income taxes	30,094	11,746	(25,747)		545	(38,620)		(21,982)

(Provision for) recovery of income taxes	(2,108)	—	—		146	2,123	(a)	161

Net income (loss)	$27,986	$11,746	$(25,747)		$691	$(36,497)		$(21,821)

Net income (loss) per common share - basic	$0.15							$(0.11)

Net income (loss) per common share - diluted	$0.15							$(0.11)

Shares used in per share calculation - basic	184,098					19,851	(f)	203,949
Shares used in per share calculation - diluted	189,132					19,851	(f)	203,949

See Notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. Description of Passave Transaction and Basis of Presentation. On May 4, 2006, the Company acquired Passave, Inc. (“Passave”), a privately held Delaware corporation, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated April 4, 2006 (the “Merger Agreement”), among the Company, a newly formed direct wholly-owned subsidiary of the Company (“Merger Sub”), Passave, and a representative of certain securityholders of Passave. The Company acquired Passave by Merger Sub merging with and into Passave, with Passave continuing as the surviving corporation and a wholly-owned subsidiary of the Company Under the terms of the Merger Agreement, the Company issued shares of its common stock and assumed stock options having a value of $301.0 million for all of the outstanding capital stock, warrants and outstanding stock options of Passave. Included in this amount is $46.5 million related to unvested stock and stock options of Passave which will be recorded as stock-based compensation over the requisite service period in accordance with FAS 123(R). The fair value of options assumed was calculated using a lattice-binomial method. Of the consideration received by stockholders of Passave, approximately 10% will be held in escrow to satisfy certain indemnification and other obligations. The Company and the securityholders of Passave have agreed to indemnify the other for, among other things, breaches of representations, warranties and covenants of the Company and Passave in the Merger Agreement.

The preliminary purchase price is:

(in thousands)
PMC shares	$224,411
Vested Passave stock options assumed by PMC	30,135
Merger costs	2,950

Total preliminary purchase price	$257,496

Merger costs include PMC’s estimate of investment banking fees, legal and accounting fees and other external costs directly related to the merger.

Net assets acquired consist of the following:

(in thousands)
Tangible assets, net of liabilities	$8,276
Intangible assets	82,500
In-process research and development	20,500
Goodwill	146,220

Net assets acquired	$257,496

The amount allocated to identified intangible assets consists of the following:

(in thousands)	Estimated fair value	Estimated average remaining useful life
Existing technology	$46,000	4 Years
Core technology	15,400	4 Years
Customer relationships	20,300	4 Years
Backlog	800	eight months
In-process research and development	20,500	N/A

Total intangible assets	$103,000

The amount allocated to in-process research and development represents an estimate of the fair value of research projects that have not reached technological feasibility and have no alternative future use. The valuation was determined using a discounted cash flows technique. The estimated fair value of in-process research and development was expensed immediately following the consummation of the acquisition.

Goodwill represents the excess of the purchase price over the fair values of the net tangible and intangible assets acquired. In accordance with SFAS No. 142, Goodwill and other Intangible Assets, goodwill will not be amortized but will instead be tested for impairment annually or more frequently if certain indicators are present.

NOTE 2. Acquisition of the Storage Semiconductor Business

On February 28, 2006, PMC completed the acquisition of the former storage semiconductor business (the “Storage Semiconductor Business”) of Agilent Technologies, Inc. pursuant to the terms of the Purchase and Sale Agreement dated October 28, 2005 between PMC and Avago Technologies Pte. Limited (“Avago”). The Storage Semiconductor Business was part of Agilent’s Semiconductor Products Group, which Avago, an entity created by Kohlberg Kravis Roberts & Co. and Silver Lake Partners, acquired in December 2005. Under the terms of the Purchase Agreement, Palau Acquisition Corporation, a Delaware corporation and direct wholly owned subsidiary of PMC purchased the Storage Semiconductor Business for $424.5 million in cash, and estimated purchase costs of $5.6 million.

The preliminary purchase price is:

(in thousands)
Cash paid on closing date	$424,505
Additional cash for Inventory adjustment	1,124
Merger costs	5,602

Total consideration	$431,231

Acquisition related transaction costs include PMC’s estimate of investment banking fees, legal and accounting fees and other external costs directly related to the merger.

Net assets acquired consist of the following:

(in thousands)
In-process research and development	$14,800
Inventory	10,720
Property and equipment	7,177
Intangible assets	167,400
Goodwill	238,354
Liabilities assumed	(7,220)

Net assets acquired	$431,231

The amount allocated to identified intangible assets consists of the following:

(in thousands)	Estimated fair value	Estimated average remaining useful life
Core technology	$114,300	8 years
Customer relationships	46,300	10 years
Trademarks	3,600	indefinite
Backlog	3,200	six months
In-process research and development	14,800	N/A

Total intangible assets acquired	$182,200

The amount allocated to in-process research and development represents an estimate of the fair value of research projects that have not reached technological feasibility and have no alternative future use. The valuation was determined using a discounted cash flows technique. The estimated fair value of in-process research and development was expensed immediately following the consummation of the acquisition.

Goodwill represents the excess of the purchase price over the fair values of the net tangible and intangible assets acquired. In accordance with SFAS No. 142, Goodwill and other Intangible Assets, goodwill will not be amortized but will instead be tested for impairment annually or more frequently if certain indicators are present.

NOTE 3. Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements have been prepared as if the acquisition of Passave had occurred as of April 2, 2006 for pro forma balance sheet purposes, and as if the acquisitions of Passave and the Storage Semiconductor Business had occurred as of the first day of fiscal 2005 for pro forma statement of operations purposes, and reflect the following adjustments:

(a)	To record the fair value adjustments relating to assets acquired and liabilities assumed related to the acquisition of Passave.

(b)	To record the preliminary value of goodwill of $146.2 million (see Note 1) related to the acquisition of Passave.

(c)	To record the fair value of identifiable intangible assets acquired (see Note 1) and the resulting amortization thereof.

(d)	To record the estimated direct acquisition costs related to the acquisition of Passave.

(e)	To record the fair value of the in-process research and development related to the acquisition of Passave. This expense has not been reflected in the unaudited pro forma condensed combined statement of operations because it is a cost directly attributable to the transaction and will not have a continuing impact on the combined results of operations.

(f)	To eliminate Passave’s stockholders’ equity and record the fair value of PMC shares and options assumed (see Note 1).

(g)	To record additional stock-based compensation expense related to stock options assumed related to the acquisition of Passave.

(h)	To record the amortization of identifiable intangible assets acquired (see Note 2) from the acquisition of the Storage Semiconductor Business.

(i)	To record amortization of the fair value adjustment to property and equipment related to the acquisition of the Storage Semiconductor Business.

(j)	To record the decrease in interest income for the period due to the cash payment of $424.5 million related to the acquisition of the Storage Semiconductor Business.

NOTE 4. Fiscal Year

PMC-Sierra, Inc. has a three month period ended April 2, 2006 whereas Passave, Inc. has a March 31, 2006 period end. For the purpose of the pro forma unaudited condensed combined financial statements, Passave is presented as having the same period end as PMC.

PMC-Sierra, Inc. has a fiscal year end of December 31, 2005 whereas the Storage Semiconductor Business has an October 31, 2005 fiscal year end. For the purpose of the pro forma unaudited condensed combined financial statements, the Storage Semiconductor Business is presented as having the same ending period as PMC.